Contact:
Richard F. Westenberger
Executive Vice President & Chief Financial Officer
(404) 745-2889

CARTER’S, INC. REPORTS SECOND QUARTER RESULTS

•	NET SALES INCREASED $16 MILLION, +5%
•	TOTAL RETAIL STORE SALES +14%
•	NET INCOME INCREASED FROM $3 MILLION TO $11 MILLION

Atlanta, Georgia, July 28, 2009 / Business Wire -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, today reported its second quarter 2009 results.

“We are very pleased with our performance in the second quarter, which was driven by the strength of our product offerings and very good execution of our inventory management and cost reduction initiatives,” said Michael D. Casey, Chief Executive Officer.  “Our outlook for the year has improved based on our first half performance and the growth we anticipate in the second half of the year.  We believe we’re well positioned to deliver strong performance in this difficult retail marketplace given the compelling design and value of our Carter’s and OshKosh B’Gosh products.”

Second Quarter of Fiscal 2009 compared to Second Quarter of Fiscal 2008

Consolidated net sales increased 5.4% to $317.9 million.  Net sales of the Company’s Carter’s brands increased 6.9% to $254.4 million.  Net sales of the Company’s OshKosh B’Gosh brand decreased 0.3% to $63.5 million.

Consolidated retail sales increased 13.9% to $162.3 million.  Carter’s retail segment sales increased 18.9% to $110.1 million, with comparable store sales increasing 8.1%.  OshKosh retail segment sales increased 4.6% to $52.2 million, with comparable store sales increasing 2.6%.  Consolidated retail operating income increased $9.6 million to $17.4 million, driven primarily by Carter’s retail sales growth and OshKosh retail gross margin improvement.

In the second quarter of fiscal 2009, the Company opened 11 Carter’s and three OshKosh retail stores.  As of the end of the second quarter of fiscal 2009, the Company operated 271 Carter’s and 168 OshKosh retail stores.

Carter’s wholesale sales increased $5.8 million, or 6.1%, to $100.1 million due to increased product demand.  OshKosh wholesale sales decreased $2.4 million, or 17.7%, to $11.3 million due to timing of shipments, which were heavier in the first quarter.

The Company’s mass channel sales, which are comprised of sales of its Child of Mine brand to Walmart and Just One Year brand to Target, decreased 13.4% to $44.2 million due largely to strategic merchandising assortment changes made by Walmart.

In connection with a previously announced workforce reduction and distribution facility closure, the Company recorded pre-tax charges of approximately $2.9 million related to severance and other benefits and accelerated depreciation in the second quarter of fiscal 2009.  Also during the second quarter of fiscal 2009, the Company reduced the carrying value of its White House, Tennessee distribution facility held for sale by $0.7 million.

In connection with the retirement of an executive officer, the Company recorded charges of $5.3 million in the second quarter of fiscal 2008.

Operating income in the second quarter of fiscal 2009 was $20.9 million, an increase of $11.7 million, or 126.3%, from $9.3 million in the second quarter of fiscal 2008.  Excluding the effect of certain items, which are detailed at the end of this release, adjusted operating income increased $10.0 million, or 68.5%, to $24.5 million from $14.6 million in the second quarter of fiscal 2008, driven largely by growth in earnings from its Carter’s retail segment as well as improved performance of its OshKosh retail and wholesale segments.

Net income increased $8.6 million to $11.3 million, or $0.19 per diluted share, compared to $2.8 million, or $0.05 per diluted share, in the second quarter of fiscal 2008.  Excluding the effect of certain items, which are detailed at the end of this release, adjusted net income increased $7.5 million to $13.6 million, or $0.23 per adjusted diluted earnings per share, compared to $6.1 million, or $0.10 per adjusted diluted earnings per share in the second quarter of fiscal 2008.

A reconciliation of income as reported under accounting principles generally accepted in the United States of America (“GAAP”) to income adjusted for certain items is provided at the end of this release.

First Half of Fiscal 2009 compared to First Half of Fiscal 2008

Consolidated net sales increased 6.8% to $674.7 million.  Net sales of the Company’s Carter’s brands increased 6.5% to $538.0 million.  Net sales of the Company’s OshKosh B'Gosh brand increased 8.1% to $136.7 million.

Consolidated retail sales increased 15.6% to $316.0 million.  Carter’s retail segment sales increased 18.4% to $212.1 million, with comparable store sales increasing 6.7%.  OshKosh retail segment sales increased 10.3% to $104.0 million, with comparable store sales increasing 6.7%.  Consolidated retail operating income increased $21.2 million to $33.6 million.  Increased sales, improved gross margin, and better inventory management in both retail segments contributed to the growth in earnings.  In the first half of fiscal 2009, the Company opened 18 Carter’s and three OshKosh retail stores.

Carter’s wholesale sales increased $10.8 million, or 5.1%, to $223.0 million due to improved product performance.  OshKosh wholesale sales increased $0.5 million, or 1.5%, to $32.7 million.

The Company’s mass channel sales decreased 9.7% to $103.0 million primarily due to strategic merchandising assortment changes made by Walmart.

In connection with the workforce reduction and distribution facility closure, the Company recorded pre-tax charges in the first half of fiscal 2009 of approximately $11.6 million related to severance and other benefits, asset impairment, accelerated depreciation, and other closure costs.

Results for the first half of fiscal 2009 include the $0.7 million write-down in the second quarter of the carrying value of the Company’s White House, Tennessee distribution facility held for sale.

Operating income in the first half of fiscal 2009 was $49.5 million, an increase of $19.7 million, or 66.1%, from $29.8 million in the first half of fiscal 2008.  Excluding the effect of certain items, which are detailed at the end of this release, adjusted operating income increased $26.7 million, or 76.1%, to $61.8 million from $35.1 million in first half of fiscal 2008, driven largely by growth in earnings in the Company’s Carter’s and OshKosh retail segments in addition to growth in earnings in its wholesale segments and its Carter’s mass channel segment.

Net income increased $13.4 million to $27.7 million, or $0.47 per diluted share, compared to $14.3 million, or $0.24 per diluted share, in the first half of fiscal 2008.  Excluding the effect of certain items, which are detailed at the end of this release, adjusted net income increased $17.8 million to $35.5 million, or $0.61 per adjusted diluted earnings per share, compared to $17.7 million, or $0.30 per adjusted diluted earnings per share in the first half of fiscal 2008.

A reconciliation of income as reported under GAAP to income adjusted for certain items is provided at the end of this release.

Cash flow from operations in the first half of fiscal 2009 increased $2.9 million over the first half of fiscal 2008 due primarily to increased earnings, partially offset by net working capital needs.

Outlook

For the third quarter of fiscal 2009, the Company expects low single-digit growth in net sales and mid to high single-digit growth in adjusted diluted earnings per share, as compared to the third quarter of fiscal 2008, excluding a $2.6 million charge in the third quarter of fiscal 2008 related to the write-down of the carrying value of the Company’s White House, Tennessee distribution facility held for sale.

Conference Call

The Company will hold a conference call with investors to discuss second quarter results on July 29, 2009 at 8:30 a.m. Eastern Time.  To participate in the call, please dial
913-312-1457.  To listen to a live broadcast of the call on the internet, please log on to www.carters.com and select the “Q2 2009 Earnings Conference Call” link under the “Investor Relations” tab.  The conference call will be simultaneously broadcast on the Company’s website at www.carters.com.  Presentation materials for the call can be accessed on the Company’s website at www.carters.com by selecting the “Conference Calls & Webcasts” link under the “Investor Relations” tab.  A replay of the call will be available shortly after the broadcast through August 7, 2009, at 719-457-0820, passcode 9553145.  The replay will be archived on the Company’s website at the same location.

For more information on Carter’s, Inc., please visit www.carters.com.

Cautionary Language

Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results for fiscal 2009 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include: a decrease in sales to, or the loss of one or more of, the Company’s key customers; increased competition in the baby and young children’s apparel market; the acceptance of the Company’s products in the marketplace; deflationary pricing pressures; the Company’s dependence on foreign supply sources; failure of foreign supply sources to meet the Company’s quality standards or regulatory requirements; negative publicity; leverage, which increases the Company’s exposure to interest rate risk and could require the Company to dedicate a substantial portion of it’s cash flow to repay debt principal; an inability to access suitable financing due to the current economic environment; a continued decrease in the overall value of the United States equity markets due to the current economic environment; a continued decrease in the overall level of consumer spending; changes in consumer preference and fashion trends; the impact of governmental regulations and environmental risks applicable to the Company’s business; the breach of the Company’s consumer databases; the ability of the Company to adequately forecast demand, which could create significant levels of excess inventory; the ability of the Company to identify new retail store locations, and negotiate appropriate lease terms for the retail stores; the ability to attract and retain key individuals within the organization; failure to realize the revenue growth and earnings forecasts of OshKosh B’Gosh, Inc., which could further impact the carrying value of the Company’s OshKosh intangible asset; and seasonal fluctuations in the children’s apparel business.  Many of these risks are further described in the most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission under the headings “Risk Factors” and “Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	Three-month periods ended		Six-month periods ended
	July 4, 2009	June 28, 2008	July 4, 2009	June 28, 2008
Net sales:
Carter’s:
Wholesale	$100,088	$94,322	$222,985	$212,154
Retail	110,127	92,656	212,057	179,058
Mass Channel	44,216	51,054	102,961	113,978
Carter’s net sales	254,431	238,032	538,003	505,190
OshKosh:
Retail	52,160	49,883	103,988	94,248
Wholesale	11,318	13,760	32,705	32,209
OshKosh net sales	63,478	63,643	136,693	126,457
Total net sales	317,909	301,675	674,696	631,647
Cost of goods sold	201,619	202,094	431,059	427,151
Gross profit	116,290	99,581	243,637	204,496
Selling, general, and administrative expenses	99,843	92,207	198,973	184,483
Executive retirement charges	--	5,325	--	5,325
Workforce reduction and facility write-down and closure costs	2,980	--	11,400	--
Royalty income	(7,472)	(7,203)	(16,234)	(15,117)
Operating income	20,939	9,252	49,498	29,805
Interest expense, net	2,708	4,789	5,883	9,309
Income before income taxes	18,231	4,463	43,615	20,496
Provision for income taxes	6,902	1,684	15,918	6,158
Net income	$11,329	$2,779	$27,697	$14,338

Basic net income per common share	$0.20	$0.05	$0.49	$0.25

Diluted net income per common share	$0.19	$0.05	$0.47	$0.24

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(unaudited)

	For the three-month periods ended				For the six-month periods ended
(dollars in thousands)	July 4, 2009	% of Total	June 28, 2008	% of Total	July 4, 2009	% of Total	June 28, 2008	% of Total
Net sales:

Carter’s:
Wholesale	$100,088	31.5%	$94,322	31.3%	$222,985	33.0%	$212,154	33.6%
Retail	110,127	34.6%	92,656	30.7%	212,057	31.4%	179,058	28.4%
Mass Channel	44,216	13.9%	51,054	16.9%	102,961	15.3%	113,978	18.0%
Carter’s net sales	254,431	80.0%	238,032	78.9%	538,003	79.7%	505,190	80.0%

OshKosh:
Retail	52,160	16.4%	49,883	16.5%	103,988	15.4%	94,248	14.9%
Wholesale	11,318	3.6%	13,760	4.6%	32,705	4.9%	32,209	5.1%
OshKosh net sales	63,478	20.0%	63,643	21.1%	136,693	20.3%	126,457	20.0%

Total net sales	$317,909	100.0%	$301,675	100.0%	$674,696	100.0%	$631,647	100.0%

Operating income (loss):		% of segment net sales		% of segment net sales		% of segment net sales		% of segment net sales

Carter’s:
Wholesale	$12,352	12.3%	$12,663	13.4%	$36,531	16.4%	$34,222	16.1%
Retail	16,575	15.1%	10,358	11.2%	33,163	15.6%	21,800	12.2%
Mass Channel	8,639	19.5%	7,123	14.0%	16,674	16.2%	13,865	12.2%

Carter’s operating income	37,566	14.8%	30,144	12.7%	86,368	16.1%	69,887	13.8%

OshKosh:
Retail	786	1.5%	(2,646)	(5.3%)	455	0.4%	(9,379)	(10.0%)
Wholesale	(2,318)	(20.5%)	(4,312)	(31.3%)	(2,274)	(7.0%)	(6,836)	(21.2%)
Mass Channel (a)	438	--	628	--	1,144	--	1,159	--

OshKosh operating loss	(1,094)	(1.7%)	(6,330)	(9.9%)	(675)	(0.5%)	(15,056)	(11.9%)

Segment operating income	36,472	11.5%	23,814	7.9%	85,693	12.7%	54,831	8.7%

Corporate expenses (b)	(11,910)	(3.7%)	(9,237)	(3.1%)	(23,830)	(3.5%)	(19,701)	(3.1%)
Workforce reduction and facility write-down and closure costs (c)	(3,623)	(1.0%)	--	--	(12,365)	(1.7%)	--	--
Executive retirement charges	--	--	(5,325)	(1.7%)	--	--	(5,325)	(0.9%)

Net corporate expenses	(15,533)	(4.9%)	(14,562)	(4.8%)	(36,195)	(5.4%)	(25,026)	(4.0%)

Total operating income	$20,939	6.6%	$9,252	3.1%	$49,498	7.3%	$29,805	4.7%

(a)	OshKosh mass channel consists of a licensing agreement with Target Stores. Operating income consists of royalty income, net of related expenses.

(b)
Corporate expenses generally include expenses related to severance and relocation, executive management, finance, stock-based compensation, building occupancy, information technology, certain legal fees, incentive compensation, consulting, and audit fees.

(c)
Includes closure costs associated with the Company’s Barnesville, Georgia distribution facility including severance, asset impairment charges, other closure costs, and accelerated depreciation, asset impairment charges related to the Company’s Oshkosh, Wisconsin facility, write-down of the Company’s White House, Tennessee facility held for sale, and severance and other benefits related to the corporate workforce reduction.

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	July 4, 2009	January 3, 2009	June 28, 2008
ASSETS
Current assets:
Cash and cash equivalents	$173,812	$162,349	$45,223
Accounts receivable, net	96,864	106,060	102,593
Finished goods inventories, net	256,151	203,486	250,817
Prepaid expenses and other current assets	13,538	13,214	21,573
Deferred income taxes	25,712	27,982	23,727

Total current assets	566,077	513,091	443,933
Property, plant, and equipment, net	83,677	86,229	70,014
Tradenames	305,733	305,733	306,733
Cost in excess of fair value of net assets acquired	136,570	136,570	136,570
Deferred debt issuance costs, net	3,031	3,598	4,176
Licensing agreements, net	3,432	5,260	7,087
Other assets	293	576	8,021
Total assets	$1,098,813	$1,051,057	$976,534
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,503	$3,503	$4,379
Accounts payable	109,944	79,011	73,822
Other current liabilities	42,509	57,613	36,803

Total current liabilities	155,956	140,127	115,004
Long-term debt	332,772	334,523	336,275
Deferred income taxes	106,361	108,989	113,316
Other long-term liabilities	43,082	40,822	30,979

Total liabilities	638,171	624,461	595,574

Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at July 4, 2009, January 3, 2009, and June 28, 2008	--	--	--
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized, 56,784,758, 56,352,111, and 56,422,592 shares issued and outstanding at July 4, 2009, January 3, 2009, and June 28, 2008, respectively	568	563	564
Additional paid-in capital	217,707	211,767	217,741
Accumulated other comprehensive (loss) income	(6,914)	(7,318)	1,791
Retained earnings	249,281	221,584	160,864

Total stockholders’ equity	460,642	426,596	380,960

Total liabilities and stockholders’ equity	$1,098,813	$1,051,057	$976,534

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	For the six-month periods ended
	July 4, 2009	June 28, 2008
Cash flows from operating activities:
Net income	$27,697	$14,338
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,990	14,150
Amortization of debt issuance costs	567	567
Non-cash stock-based compensation expense	3,543	5,055
Income tax benefit from exercised stock options	(1,313)	(60)
Non-cash asset impairment and facility write-down charges	3,662	--
Deferred income taxes	(401)	552
Effect of changes in operating assets and liabilities:
Accounts receivable	9,196	17,114
Inventories	(52,665)	(25,323)
Prepaid expenses and other assets	(767)	(7,120)
Accounts payable and other liabilities	20,492	4,786
Net cash provided by operating activities	27,001	24,059

Cash flows from investing activities:
Capital expenditures	(15,835)	(7,055)
Net cash used in investing activities	(15,835)	(7,055)

Cash flows from financing activities:
Payments on term loan	(1,751)	(875)
Share repurchase	--	(20,059)
Income tax benefit from exercised stock options	1,313	60
Proceeds from exercise of stock options	735	81
Net cash provided by (used in) financing activities	297	(20,793)

Net increase (decrease) in cash and cash equivalents	11,463	(3,789)
Cash and cash equivalents, beginning of period	162,349	49,012

Cash and cash equivalents, end of period	$173,812	$45,223

CARTER’S, INC. RECONCILIATION OF GAAP TO ADJUSTED RESULTS
	Three-month period ended July 4, 2009			Six-month period ended July 4, 2009

	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
(dollars in millions, except earnings per share)

Income, as reported (GAAP)	$20.9	$11.3	$0.19	$49.5	$27.7	$0.47

Workforce reduction (a)	2.2	1.4	0.02	5.5	3.5	0.06
Distribution facility closure costs (b)	--	--	--	3.3	2.1	0.04
Asset impairment charges (c)	--	--	--	1.8	1.1	0.02
Accelerated depreciation (d)	0.7	0.4	0.01	1.0	0.6	0.01
Facility write-down (e)	0.7	0.5	0.01	0.7	0.5	0.01

Income, as adjusted (f)	$24.5	$13.6	$0.23	$61.8	$35.5	$0.61

(a)	Severance charges and other benefits associated with the reduction in the Company’s corporate workforce.

(b)
Costs associated with the closure of the Company’s Barnesville, Georgia distribution facility, including $1.7 million in severance and other benefits, $1.1 million in asset impairment charges, and $0.5 million in other closure costs.

(c)	Asset impairment charges associated with the closure of the Company’s Oshkosh, Wisconsin facility.

(d)	Accelerated depreciation charges (included in selling, general, and administrative expenses) related to the closure of the Company’s Barnesville, Georgia distribution facility.

(e)	Charge related to the write-down of the carrying value of the White House, Tennessee distribution facility held for sale.

(f)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  These adjustments, which the Company does not believe to be indicative of on-going business trends, are excluded from these calculations.  We believe these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

CARTER’S, INC. RECONCILIATION OF GAAP TO ADJUSTED RESULTS
	Three-month period ended June 28, 2008			Six-month period ended June 28, 2008

	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
(dollars in millions, except earnings per share)

Income, as reported (GAAP)	$9.3	$2.8	$0.05	$29.8	$14.3	$0.24

Executive retirement charges	5.3	3.3	0.05	5.3	3.3	0.06

Income, as adjusted (a)	$14.6	$6.1	$0.10	$35.1	$17.6	$0.30

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  These adjustments, which the Company does not believe to be indicative of on-going business trends, are excluded from these calculations.  We believe these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.